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                                                                     Exhibit 3.2

RON THORNBURGH                                      First Floor, Memorial Hall
Secretary of State                                  120 SW 10th Avenue
                                                    Topeka, KS 66612-1594
                                                    (785) 296-4564


                                 STATE OF KANSAS

June 19, 2002


WALK IN

RE:  WESTAR ENERGY, INC.

ID #:  08-777-5


                               To The Corporation

A certified copy of the amendment that was recently filed in the Corporations Division of our office is enclosed.

Every corporation in Kansas is assigned an identification number. Use of this number in any correspondence with our office will give us immediate access to your file and enable us to offer you faster, more efficient service. Your corporation's identification number is at the top of this letter.

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                  CERTIFICATE OF AMENDMENT TO RESTATED ARTICLES
                        OF INCORPORATION, AS AMENDED, OF
                             WESTERN RESOURCES, INC.


         We, David C. Wittig, Chairman of the Board, President, and Chief Executive Officer, and Larry D. Irick, Vice President and Corporate Secretary of Western Resources, Inc., a corporation organized and existing under the laws of the State of Kansas, do hereby certify that at a meeting of the Board of Directors of said corporation, the board adopted resolutions setting forth the following amendment to the Restated Articles of Incorporation and declaring its advisability:

                  WHEREAS, Article II of the Company's Restated Articles of Incorporation sets forth the legal name of the Company;

                  WHEREAS, the Board of Directors and management deem the change of the Company's name appropriate and advisable;

                  NOW, THEREFORE, BE IT RESOLVED, that Article II of the Company's Restated Articles of Incorporation be amended by deleting
         Article II in its entirety and substituting in place thereof the following Article II, and such action is hereby declared advisable:

                                   "Article II

                  The name of the Surviving Corporation is and shall be Westar Energy, Inc."

                  FURTHER RESOLVED, that the foregoing amendment to Article II of the Company's Restated Articles of Incorporation be submitted to the Company's stockholders for approval and, conditioned upon such approval, the Secretary or Assistant Secretary of the Company is hereby authorized and directed to certify the resolution and to file the same with the Secretary of State of the State of Kansas;

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                                      -2-

         FURTHER RESOLVED, that the officers of the Company are hereby authorized to take such action as they may deem necessary or appropriate to carry out the foregoing resolutions.

         We further certify that thereafter, pursuant to said resolution, and in accordance with the by-laws of the corporation and the laws of the State of Kansas, pursuant to notice and in accordance with the statutes of the State of Kansas, the shareholders at a meeting duly convened considered the proposed amendment.

         We further certify that at the annual meeting of shareholders held on June 11, 2002, a majority of common and preferred shares together entitled to vote, voted in favor of the proposed amendment.

         We further certify that the amendment was duly adopted in accordance with the provision of K.S.A. 17-6602, as amended.

         We further certify that the capital of said corporation will not be reduced under or by reason of said amendment.

         IN WITNESS WHEREOF, we have hereunto set our hands and affixed the seal of said corporation the 19th day of June, 2002.

                                   /s/ David C. Wittig
                                   ------------------------
                                   David C. Wittig
                                   Chairman of the Board, President
                                   and Chief Executive Officer

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                                      -3-

                                           /s/ Larry D. Irick
                                          --------------------------------------
                                          Larry D. Irick
                                          Vice President and Corporate Secretary

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State of Kansas   )
                  ) ss.
County of Shawnee )


         Be it remembered that before me, a Notary Public in and for the aforesaid county and state, personally appeared David C. Wittig, Chairman of the Board, President, and Chief Executive Officer, and Larry D. Irick, Vice President and Corporate Secretary, of the corporation named in this document, who are known to me to be the same persons who executed the foregoing certificate and duly acknowledge that execution of the same this 19th day of June, 2002.

                                         /s/ Patti Beasley
                                         ----------------------------
                                         Notary Public